UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GOODRICH PETROLEUM CORPORATION

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Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

April 7, 2015

To Our Stockholders:

It is my pleasure to invite you to the 2015 Annual Meeting of Stockholders of Goodrich Petroleum Corporation, to be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on Tuesday, May 5, 2015, at 11:00 a.m. local time (the “Annual Meeting”).

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report to Stockholders for the year ended December 31, 2014.

You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the Annual Meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our common stock at the close of business on March 20, 2015 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

On behalf of the Board of Directors and our employees, I would like to express my appreciation for your continued interest in our affairs.

By Order of the Board of Directors

Walter G. “Gil” Goodrich

Vice Chairman and Chief Executive Officer

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 2015

To Our Stockholders:

Notice is hereby given that the 2015 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation, will be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on Tuesday, May 5, 2015, at 11:00 a.m. local time (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to:

1.	Elect three Class II directors to our Board of Directors;
2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3.	Approve, on an advisory basis, the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis”;
4.	Approve the Third Amendment to the Company’s amended 2006 Long-Term Incentive Plan (the “2006 Plan”) and the material terms of the performance goals thereunder for purposes of Section 162(m) of the Code;
5.	Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and
6.	Transact such other business as may properly come before such meeting.

Only stockholders of record at the close of business on March 20, 2015 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 1 of the enclosed proxy statement. A list of stockholders will be available commencing April 24, 2015 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-PROXIES (1-800-776-9437) using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access www.voteproxy.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors

Michael J. Killelea

Senior Vice President, General Counsel and Corporate Secretary

April 7, 2014

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 5, 2015

The Company’s Notice of Annual Meeting, Proxy Statement and 2014 Annual Report on Form 10-K are available at http://www.RRDEZProxy.com/2015/GoodrichPetroleum

Goodrich Petroleum Corporation

801 Louisiana Street

Suite 700

Houston, Texas 77002

PROXY STATEMENT

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Goodrich Petroleum Corporation, a Delaware corporation (“we” or “the Company” or “Goodrich”), for use at the 2015 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77010, on Tuesday, May 5, 2015, at 11:00 a.m. local time. The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2014 (the “Annual Report”) are being mailed to stockholders beginning on or about April 7, 2015.

GENERAL INFORMATION

Q.	What am I voting on?

A. 1.	The election of three Class II directors to our Board of Directors;
2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3.	Approve, on an advisory basis, the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis”;
4.	Approve the Third Amendment to the Company’s amended 2006 Long Term Incentive Plan (the “2006 Plan”) and the material terms of the performance goals thereunder for purposes of Section 162(m) of the Code;
5.	Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and
6.	The transaction of such other business as may properly come before such meeting.

Q.	Who can vote?

A.	Stockholders as of the close of business on March 20, 2015, the record date, are entitled to vote at the Annual Meeting

Q.	How do I vote my shares?

A.	You may vote your shares either in person or by proxy. To vote by proxy, you may vote via telephone by using the toll-free number listed on the proxy card, via Internet at the website for Internet voting listed on the proxy card, or you may mark, date, sign, and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person – by voting person you automatically revoke the proxy. If you vote the shares in person, you must present proof that you own the shares as of the record date through brokers’ statements or similar proof and identification. You also may revoke the proxy at any time before the meeting by giving the Corporate Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the signed proxy card but do not mark your voting preference, the individuals named as proxies will vote the shares in accordance with the recommendations of the Board of Directors as set forth below.

Q.	What are the recommendations of the Board?

A. 1.	The Board unanimously recommends that you vote FOR the election of the nominated slate of Class II directors.

2.	The Board unanimously recommends that you vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
3.	The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in “Compensation Discussion and Analysis.”
4.	The Board unanimously recommends that you vote FOR the approval of the Third Amendment to the 2006 Plan and the approval of the material terms of the performance goals thereunder fur purposes of Section 162(m) of the Code.
5.	The Board unanimously recommends that you vote FOR the approval of the amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock.

Q.	How many shares can I vote?

A.	As of the record date, March 20, 2015, Goodrich had outstanding 57,111,408 shares of common stock. Each share of common stock is entitled to one (1) vote.

Q.	What happens if I withhold my vote for an individual director?

A.	Because the individual directors are elected by plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q.	How many votes must be present to hold the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting on the record date. The presence of the holders of at least 28,555,705 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST” or “WITHHELD” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q.	What is a broker non-vote?

A.	The New York Stock Exchange’s (the “NYSE”) Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of the Company’s Class II directors, the non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers, and the approval of the Third Amendment to the 2006 Plan, but such brokers may exercise discretionary authority with respect to the ratification of the appointment of the Company’s independent registered public accounting firm and with respect to the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q.	How many votes are needed to approve each of the proposals?

A.	Under our Bylaws, the nominees for election as directors at the Annual Meeting who received the highest number of “FOR” votes will be elected as directors. This is called plurality voting. Broker non-votes and votes marked “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” (with respect to the nominees for which authority is withheld) will have no legal effect on the election of directors under Delaware law.

The ratification of the appointment of the independent registered public account firm requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

The approval, on an advisory basis, of the compensation of our Named Executive Officers, requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

The approval of the Third Amendment to the 2006 Plan and the material terms of the performance goals thereunder for purposes of Section 162(m) of the Code requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

The approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

Q.	Can I vote on other matters?

A.	We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date required for such proposals to be considered. If any other matter is presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

Q.	Who is soliciting my proxy?

A.	The Board of Directors of Goodrich Petroleum Corporation is sending you this Proxy Statement in connection with the solicitation of proxies for use at Goodrich’s 2015 Annual Meeting of Stockholders. Certain directors, officers and employees of Goodrich may also solicit proxies on our behalf by mail, phone, fax or in person. We have retained Georgeson, Inc. (“Georgeson”) to assist in the solicitation of proxies for a fee of approximately $8,000 plus reimbursement for out-of-pocket expenses.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS – UPDATE FOR ANY CHANGES

General

Pursuant to our Bylaws, our Board is divided into three classes (Classes I, II and III) serving staggered terms. The term of office for each of our Class II directors, Walter G. Goodrich, Patrick E. Malloy, III and Michael J. Perdue expires at the Annual Meeting. The term of office for each of our Class III directors, Robert C. Turnham, Jr., Arthur Seeligson and Stephen M. Straty, expires at our 2016 Annual Meeting. The term of office of each of our Class I directors, Josiah T. Austin, Peter D. Goodson, and Gene Washington, expires at our 2017 Annual Meeting. Following election to the Board, each director serves for a term of three years or until a successor is elected and qualified.

Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated its current Class II directors, Messrs. Goodrich, Malloy and Perdue, for election to our Board as Class II directors with a term of office expiring at our 2018 Annual Meeting. Our Board has affirmatively determined that Mr. Perdue is independent. Please see “Corporate Governance—Our Board—Board Size; Director Independence.” We have no reason to believe that any of Messrs. Goodrich, Malloy and Perdue will be unavailable for election. However, if any nominee becomes unavailable for election, our Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

Recommendation of the Board

OUR BOARD RECOMMENDS A VOTE “FOR” ALL NOMINATED DIRECTORS

Director Nominees

The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class II Directors – Terms Expiring at the 2018 Annual Meeting (if re-elected)

Name	Age	Position

Walter G. Goodrich	56	Vice Chairman, Chief Executive Officer and Director
Patrick E. Malloy, III	72	Chairman
Michael J. Perdue	60	Director

Walter G. “Gil” Goodrich became Vice Chairman of our Board in 2003. He has served as our Chief Executive Officer since 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. Gil Goodrich is the son of Henry Goodrich, our late Chairman – Emeritus, Director. He has served as a director since 1995. Mr. Goodrich’s invaluable perspective as our top executive officer on the Board and his experience as a geologist and a businessman led to his nomination to serve as a director.

Patrick E. Malloy, III became Chairman of the Board of Directors in 2003. He has been President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company, and Malloy Real Estate, Inc. since 1973. In addition, Mr. Malloy served as a director of North Fork Bancorp (NYSE) from 1998 to 2002 and was Chairman of the Board of New York Bancorp (NYSE) from 1991 to 1998. Mr. Malloy’s previous experience as Chairman of the Board of New York Bancorp, Inc. makes him uniquely qualified to serve as Chairman of our Board. He is also very familiar with the oil and gas industry and areas in which we operate and contributes this knowledge to the Board. He joined the Company’s Board in 2000.

Michael J. Perdue has served as one of our directors since 2001. He is the President of PacWest Bancorp., a publicly traded holding company and of its subsidiary, Pacific Western Bank, both based in San Diego, California. Before assuming his present position in 2006, Mr. Perdue served as President and Chief Executive Officer of Community Bancorp Inc., from 2003. Over the course of his career, Mr. Perdue has held executive positions with several banking and real estate development organizations. His finance and business leadership skills from his career in the banking industry make him uniquely qualified to be a member of our Board as well as his qualifications as an audit committee financial expert under the SEC guidelines.

Class III Directors – Terms Expiring at the 2016 Annual Meeting

Name	Age	Position

Robert C. Turnham, Jr.	57	President, Chief Operating Officer and Director
Arthur A. Seeligson	56	Director
Stephen M. Straty	59	Director

Robert C. Turnham, Jr. has served as our Chief Operating Officer since 1995. He became President and Chief Operating Officer in 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company. He has served as a director since 2006. Mr. Turnham brings invaluable oil and gas operating experience to the Board. Additionally, he has held various executive management positions in the oil and natural gas business since 1981 and is able to assist the Board in creating and evaluating the Company’s strategic plan. For these reasons, Mr. Turnham has been nominated to serve as a director.

Arthur A. Seeligson has served as one of our directors since 1995 and brings his knowledge of the oil and gas industry to the Board. He has been the Managing Partner of Seeligson Oil Co. Ltd. since 1996 and also manages a family investment office in Houston. Previously, Mr. Seeligson was an investment banker focused on the oil and gas industry. For these reasons, Mr. Seeligson has been nominated to serve as a director.

Stephen M. Straty has served as one of our directors since 2009. He is the Americas Co-Head of Energy Investment Banking at Jefferies & Company, Inc. Mr. Straty joined the firm in 2008 and has 30 years of experience in finance, previously serving as Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co., Inc. where he worked for 17 years. Mr. Straty has extensive experience in serving a broad array of energy clients, having completed over $40.0 billion in merger and acquisition and financing assignments during the past ten years. Mr. Straty brings significant experience in both the finance and energy industries to the board. For these reasons, Mr. Straty has been nominated to serve as a director.

Class I Directors – Terms Expiring at the 2017 Annual Meeting

Name	Age	Position

Josiah T. Austin	67	Director
Peter D. Goodson	72	Director
Gene Washington	68	Director

Josiah T. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and northern Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the Board of Directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., which merged with North Fork Bancorporation in 1998. He is an active investor in publicly traded financial institutions and is currently on The Board of Directors of Novogen, LTD and Protea Biosciences Group Inc. Mr. Austin brings his many years of experience as a successful rancher and independent businessman to the Board as well as his experience serving on numerous corporate and civic boards, including other publicly traded companies. He became one of the Company’s directors in 2002.

Peter D. Goodson has been a lead member of the Mekong Capital Advisory Board, a Vietnamese private equity firm since 2010, an operating partner of Dubilier & Company since 1998 and a visiting lecturer at Haas Business School of the University of California, Berkeley, and the Berkeley-Columbia program where he has lectured since January 2004. Mr. Goodson is a former director of dELiA*s, Inc., Montgomery Ward & Co., Kidder, Peabody & Co., Broadgate Consultants, Silicon Valley Bancshares, the former New York Bancorp, Inc., and Dial Industries. Mr. Goodson brings his years of experience in advising corporate leaders in a variety of industries on a range of complex strategic, financial and business performance issues to the Board. He was elected to the Company’s Board of Directors in 2011.

Gene Washington is the former Director of Football Operations with the National Football League (“NFL”) in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his position with the NFL in 1994. Mr. Washington serves and has served on numerous corporate and civic boards, including serving as a director of the former New York Bancorp, a NYSE listed company. Mr. Washington contributes to the Board leadership skills that he honed throughout his career in the NFL. He was elected to the Company’s Board of Directors in 2003.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED ACCOUNTING FIRM

Although stockholder approval is not required for the appointment of Ernst & Young LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR”

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals.

2014 Advisory Vote on Executive Compensation

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained majority support for our Say-On-Pay Proposal at the Company’s annual meeting of stockholders held in May 2014, as approximately 69% of stockholders voting on the proposal voted for it. In recognition of these voting results, the compensation committee reviewed the executive compensation programs and policies initiated after the 2013 Say-On-Pay vote and took the following actions: (i) reaffirmed the use of performance shares and the Company’s TSR as a factor in the executive compensation program; (ii) adopted an executive incentive compensation recoupment policy; and (iii) directed management to continue the stockholder outreach program.

Summary of 2014 Executive Compensation

In 2013, the Committee decided to enhance the pay-for-performance component of our compensation program by implementing a new program whereby approximately 50% of executives’ long-term equity based incentives were grants of phantom stock that are tied to the performance of the Company’s stock compared to that of its peers. We believe this program helps further align executive compensation with shareholder interests.

The decline in our stock price had the following direct effects on our executive compensation program:

•	no discretionary bonus was paid to our NEOs for 2014 (however a cash bonus was paid upon the achievement of certain operational targets);

•	no awards of performance shares were issued to our NEOs; and

•	the annual grant of time-vested restricted stock to our NEOs was at a level that was 50% less than our projected target.

As a result of these events, our CEO’s total compensation decreased 57% and our NEO’s total compensation decreased an average of 55% year over year.

Stockholder Outreach Program

We continued the stockholder outreach program which was initiated prior to our 2014 Annual Meeting with several productive discussions regarding the results of the changes to executive compensation on 2014 payouts. We invited our top 25 institutional stockholders who collectively represented approximately 52% of our outstanding shares, to a dialogue regarding their views, opinions, and proxy voting guidelines with respect to companies’ executive compensation programs and disclosures. The discussions included topics such as CEO compensation, compensation disclosure, equity award composition and other non-compensation corporate governance issues. The Company intends to continue this outreach program going forward to facilitate continued stockholder input into the Company’s compensation philosophy and governance practices as needed in future years.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to the named executive officers are reasonable in the aggregate. As you consider this Proposal No. 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As an advisory vote, Proposal No. 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers.

We are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this Proxy Statement for Goodrich Petroleum Corporation’s 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2014 and the other related tables and disclosure required by Item 402 of Regulation S-K.”

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

Introduction

The Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (as amended, the “2006 Plan”) was approved by our stockholders on May 18, 2006. The 2006 Plan is a broad-based incentive stock plan that provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, phantom shares, performance awards, and stock payments to our employees, consultants and non-employee directors and to employees and consultants of our subsidiaries. The 2006 Plan, as initially approved by our stockholders, authorized the delivery of 2,000,000 shares of our common stock (“Shares”) pursuant to awards.

At our 2011 Annual Meeting, the stockholders approved the First Amendment to the 2006 Plan, which (i) increased the number of Shares available for delivery pursuant to awards under the 2006 Plan to a total of 4,000,000 Shares and (ii) extended the term of the 2006 Plan to May 19, 2021.

At our 2014 Annual Meeting, the stockholders approved the Second Amendment to the 2006 Plan, which (i) increased the number of Shares available for delivery pursuant to awards under the 2006 Plan to a total of 6,250,000, (ii) extended the term of the Plan to May 20, 2024 and (iii) increased the individual award limits so that the maximum amount of cash-denominated Performance Awards that may be granted to any participant during any calendar year may not exceed $5,000,000.

The Third Amendment would (i) increase the number of Shares available for delivery pursuant to awards under the 2006 Plan by an additional 775,000 Shares, and (ii) extend the term of the 2006 Plan to May 5, 2025. Our Board of Directors (the “Board”) has unanimously approved this Third Amendment to the 2006 Plan, subject to its approval by the stockholders of the Company.

Reasons for the Proposal

Over the last four years we have awarded an average of approximately 900,000 Shares of grant awards each year under the 2006 Plan. As of March 10, 2015, we estimate that only 1,187,500 of the approved 6,250,000 Shares remained available under the 2006 Plan for new grants. The Company’s continued success is contingent upon our ability to recruit, develop, motivate and retain top talent with the requisite skills and experience to develop, expand and execute our business strategy. The ability to grant a combination of pure time-vested phantom stock and performance awards of phantom stock, enhances our ability to retain and motivate our employees.

In connection with the approval of the amendment and restatement, stockholders are also being asked to approve the material terms of the performance goals for performance awards that may be granted under the 2006 Plan. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), the federal income tax deductibility of compensation paid to our chief executive officer and three other most highly compensated officers other than our chief executive officer or chief financial officer (each, a “Covered Employee”) may be limited to the extent such Covered Employee’s compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to a Covered Employee in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). For awards under the 2006 Plan to constitute “performance-based compensation,” among other things, the material terms of the performance goals under the 2006 Plan must be disclosed to, and approved by, the Company’s stockholders. Under the Treasury regulations issued under Section 162(m), the “material terms” of the performance goals under the 2006 Plan (“Performance Goal Terms”) are (i) the maximum amount of compensation that may be paid to an individual participant under the 2006 Plan pursuant to awards intended to qualify as “performance-based compensation” under Section 162(m) in any specified period, (ii) the employees eligible to receive compensation under the 2006 Plan, and (iii) the business criteria on which the performance goals may be based, each of which is described in the summary of the material features of the 2006 Plan below. Stockholder approval of this Proposal No. 4 will constitute re-approval of the material terms of the performance goals under the 2006 Plan for purposes of Section 162(m). Nevertheless, there can be no guarantee that compensation under the 2006 Plan will ultimately be treated as qualified “performance-based compensation” under Section 162(m). The Company may also elect to grant awards under the 2006 Plan that are not intended to qualify as “performance-based compensation” under Section 162(m).

Assuming the presence of a quorum, the affirmative vote of a majority of the Shares present, in person or by proxy, to vote at the Annual Meeting is necessary for approval of the Third Amendment.

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve Proposal No. 4 will not affect the rights of holders of existing awards under the 2006 Plan. The 2006 Plan shall continue regardless of the outcome of the stockholder vote. However, if this Proposal is not approved, new grants under the 2006 Plan will be limited. In addition, the Company may need to find other ways to attract and retain key employees.

Summary of the 2006 Plan

Below is a summary of the more significant features of the 2006 Plan, as it would be amended by the Third Amendment. This summary is qualified in its entirety by reference to the full text of the 2006 Plan and the proposed Third Amendment, which are included in this proxy statement as Annex A.

Number of Shares Subject to the 2006 Plan

The maximum number of Shares that may be delivered with respect to awards under the 2006 Plan, including awards already settled in Shares, is presently 6,250,000, subject to adjustments for certain stock splits, stock dividends, reorganizations and other corporate events, as provided by the 2006 Plan. The Third Amendment would authorize an additional 775,000 Shares for delivery with respect to future awards. The additional 775,000 Shares would be subject to the same potential adjustments as currently provided for Shares under the 2006 Plan.

Shares to be delivered under the 2006 Plan may be newly issued Shares or Shares acquired in the open-market or from any other person. To the extent that an award terminates, expires, lapses, is cancelled or is settled in cash rather than in Shares, the Shares subject to that award may be used again with respect to new grants made under the 2006 Plan. However, Shares tendered, withheld or “netted” from an award to satisfy either the award’s exercise price or the Company’s tax withholding obligations with respect to the award may not be used again for new grants under the 2006 Plan. There is no limit on the number of awards that may be settled in cash under the 2006 Plan.

Administration

In general, the 2006 Plan is administered by the Compensation Committee of the Board (“Committee”), which is intended to be comprised solely of two or more “non-employee directors” who qualify as “outside directors” (within the meaning of such term under Section 162(m) of the Code). The Committee has the full authority, subject to the terms of the 2006 Plan, to establish rules and regulations for the administration of the 2006 Plan, to select the employees, consultants and non-employee directors to whom awards are granted, and to determine the amount and type of awards made to each and the terms of the various awards made.

Eligibility to Participate

All employees, consultants and non-employee directors of the Company and all employees and consultants of subsidiaries of the Company are eligible to be granted awards under the 2006 Plan. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee. As of March 10, 2015, we had 105 employees and seven directors that would be eligible to receive awards under the 2006 Plan.

Term of Plan

The 2006 Plan will expire on the earliest of (1) May 5, 2025, if the Third Amendment is approved by our stockholders (if not approved, the 2006 Plan will expire on May 20, 2024), (2) whenever the number of Shares that has been approved by our stockholders for delivery pursuant to awards under the 2006 Plan has been reached, or (3) when the 2006 Plan is terminated by the Committee or our Board.

Types of Awards under the 2006 Plan

Stock Options and SARs

The Committee may grant stock options and SARs. The terms of the options and SARs will be as specified by the Committee at the date of grant, but may not have a term of more than ten years. The exercise price for each option and SAR may not be less than the fair market value of a Share on the date that the option or SAR is granted. The Committee will also determine the method by which the option exercise price may be paid upon exercise and, with respect to an SAR, whether the SAR is to be settled in cash and/or in Shares on exercise.

The Committee shall also determine the length of service, performance objectives or other conditions, if any, that must be satisfied before all or part of an option or SAR may vest and be exercised. In addition, the period during the award’s term during which a vested option or SAR may be exercised shall be set forth in the award agreement.

The status of an option granted to an employee may be an incentive stock option (“ISO”) under Section 422 of the Code or a non-statutory stock option, as designated by the Committee at the time of grant. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, Shares or by any combination thereof.

Of the Shares that have been granted pursuant to the 2006 Plan as of March 10, 2015, there are a total of 60,000 stock options outstanding, with an exercise price of $27.81 and a remaining average term of 1.17 years.

Restricted Stock

Pursuant to a Restricted Stock award, Shares are issued in the name of the employee, consultant or director at the time the award is made, but remain subject to certain vesting and transfer restrictions as provided in the award’s grant agreement, which may be linked to continued service for a period, the achievement of specified performance criteria, and/or other specified criteria, as determined in the discretion of the Committee. Unless waived by the Committee, Restricted Stock awards which are subject to performance-based vesting conditions have a one –year minimum vesting period and Restricted Stock awards which are subject to only time-based vesting conditions have a minimum three-year vesting period.

Phantom Shares

Phantom Shares are awards of rights with respect to a specified number of phantom or notional Shares. Such awards are subject to such vesting criteria as the Committee may specify, including continued service, the achievement of specified performance criteria, and/or other specified criteria, as determined in the discretion of the Committee. Payment of vested Phantom Shares may be made in cash, Shares, or in any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a Share.

Stock Payments

Stock Payment awards are Shares that are vested when granted and may be paid as a bonus or as part of, or in lieu of all or any portion of, any cash bonus, deferred compensation or other compensation due an eligible individual.

Performance Awards

The Committee may grant Performance Awards, which are dollar-denominated awards that may be paid in cash, Shares or any combination thereof, as determined by the Committee in its discretion. At the time of the grant, the Committee will establish the dollar amount of each Performance Award, the specified criteria that must be achieved, including the passage of time or achievement of designated Performance Criteria, and the period over which the performance or vesting goals will be measured. Following the end of the performance period, the Committee will determine the amount payable to the holder of the Performance Award based on the achievement of the vesting and/or performance goals for such performance period. Payment of vested awards will be made in cash and/or in Shares, as determined by the Committee, following the close of the performance period.

Performance Criteria

With respect to certain awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish performance goals based upon the attainment of such target levels of one or more of the Performance Criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Committee at the time of grant. Following the completion of each specified performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

For purposes of the 2006 Plan, the term “Performance Criteria” means the following business criteria with respect to the Company, any subsidiary or any division or operating unit: oil and/or gas reserves, production volumes, finding and development costs, net income (either before or after interest, taxes, depreciation and/or amortization), revenue, operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share or stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof.

Individual Award Limits

No participant may receive in any calendar year Share-denominated awards with respect to more than 500,000 Shares. The maximum amount of cash-denominated Performance Awards that may be granted to any participant during any calendar year may not exceed $5,000,000.

Change of Control

The 2006 Plan provides that, in the event of a change of control (as defined in the 2006 Plan) the Committee will have authority to determine the treatment of outstanding awards in its discretion. However, the award agreements relating to all awards currently outstanding under the 2006 Plan provide for such currently-outstanding awards to become fully-vested and payable upon a change of control.

Miscellaneous

Our Board or the Committee may amend the 2006 Plan at any time; provided, however, stockholder approval is required for any material amendment to the 2006 Plan to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rules concerning stockholder approvals.

Awards granted under the 2006 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

U.S. Federal Income Tax Aspects of the 2006 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences under the 2006 Plan and this summary is not intended to be exhaustive. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2006 Plan.

As a general rule, no federal income tax is imposed on a participant upon the grant of an award under the 2006 Plan, other than Stock Payments, and the Company is not entitled to a tax deduction by reason of such grant, other than Stock Payments. When an award is paid on exercise or becomes vested and paid, the holder will realize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the Shares received at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction. Upon the exercise of a non-statutory stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price paid for such Shares, and the Company may claim a tax deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, provided applicable federal income tax reporting requirements are satisfied.

Stock options that are ISOs are subject to special federal income tax treatment. In general, no federal income tax is imposed on exercise of an ISO although the exercise may trigger alternative minimum tax liability to the optionee, and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income and in such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.

In addition, with respect to an award of shares of restricted stock, the participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 162(m)

In general, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers (other than its chief financial officer) unless the compensation qualifies under Section 162(m) of the Code as “performance-based.” The 2006 Plan has been designed to provide flexibility with respect to whether awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code, and, therefore, be exempt from the deduction limit.

Parachute Payments

Upon a “change of control” of the Company, as defined in Section 280G of the Code, awards granted to certain individuals may be “excess parachute” payments and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “excess parachute value” of the awards and the Company would not be entitled to a tax deduction for such parachute payment.

Application of Section 16 of the Securities Exchange Act of 1934

Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, Shares received pursuant to certain awards may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of the exercise or vesting of the award. In such event, the amount of any ordinary income recognized is determined as of the end of such period.

Section 409A

Awards granted under the 2006 Plan are generally intended to be either exempt from Section 409A of the Code, concerning deferred compensation, or to comply with Section 409A. Failure to comply with Section 409A, if applicable, could subject a participant to an additional 20% tax.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2006 Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Plan Benefits

The awards, if any, that will be made to eligible persons under the 2006 Plan are subject to the discretion of the 2006 Plan administrator and, therefore, we cannot currently determine the benefits or number of Shares subject to awards that may be granted in the future to eligible employees, consultants and directors under the 2006 Plan, nor can we estimate the amount or the number of Shares that could have been granted to the eligible individuals had the 2006 Plan, as amended, been in place in the last fiscal year. Therefore a New Plan Benefits Table is not provided.

As required by applicable Securities and Exchange Commission disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, none of our named executive officers, directors who are not executive officers or employees who are not executive officers have any outstanding stock option grants under the 2006 Plan as of March 10, 2015.

As of March 10, 2015 the closing price of the Company’s common stock on the New York Stock Exchange was $3.01 per share.

Equity Compensation Plan Information

The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Goodrich Petroleum Corporation 1995 Stock Option Plan, as amended	416,834	$23.39	—
Goodrich Petroleum Corporation 1997 Nonemployee Director Compensation Plan	150,000	$19.78	—
Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan, as amended	124,000	$24.60	1,232,027

Board Recommendation

The Board believes strongly that the approval of this Proposal No. 4 is essential to the Company’s success. For the reasons stated above, stockholders are being asked to approve this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE THIRD AMENDMENT TO THE 2006 PLAN AND THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER.

PROPOSAL NO. 5

The Board has approved and is recommending to the shareholders for approval at the annual meeting, an amendment to the FIRST article of the Company’s Restated Certificate of Incorporation, which sets forth the terms of the Company’s authorized capital stock. The FIRST article currently authorizes 100,000,000 shares of common stock, par value $0.20 per share, as well as 10,000,000 shares of preferred stock, par value $1.00 per share. The proposed amendment would increase the authorized common stock to 150,000,000 shares of common stock. The authorized shares of preferred stock would remain 10,000,000. If adopted by the shareholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment to the FIRST article of the Restated Certificate of Incorporation would replace the first paragraph of the article with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000), consisting of 150,000,000 million shares of Common Stock, par value $.20 per share, and ten million (10,000,000) shares of Preferred Stock, par value $1.00 per share.”

The additional shares of common stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of common stock currently authorized. The common stock has no preemptive rights to purchase common stock or other securities. In addition, under Delaware law, our shareholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of common stock authorized for issuance.

Recently, we issued 12,000,000 shares of common stock in connection with our public offering of common stock pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-186129), as amended and supplemented by the prospectus supplement dated March 2, 2015. As of March 10, 2015, 57,110,238 shares of common stock were issued and outstanding. In addition, at March 10, 2015 a total of 42,274,574 shares were reserved as follows: (a) 6,506 shares for the potential conversion of our Sr. Convertible Notes due 2026, (b) 193,087 shares for the potential conversion of our Sr. Convertible Notes due 2029; (c) 4,796,878 shares for the potential conversion of our Sr. Convertible Notes due 2032; (d) 3,587,851 shares for the conversion of our Series B convertible preferred stock; (e) 14,834,795 shares for the potential conversion of our Series C cumulative preferred stock; (f) 11,960,000 shares for the potential conversion of our Series D cumulative preferred stock; (g) 4,884,000 shares for the warrants issued in connection with the Company’s 2nd lien term loan; (h) 93,334 shares for the exercise of stock options; and (i) 2,043,665 shares for future restricted stock vestings. As a result, only approximately 489,646 million shares are available for issuance for future purposes and the Board deems it advisable to increase our authorized common stock. The additional common stock would be available for possible stock dividends or splits, future financing and acquisition transactions, employee benefit plans and other corporate purposes. Having such shares available for issuance would give the Company greater flexibility and allow shares of common stock to be issued without the expense and delay of a shareholders’ meeting. The additional shares of common stock would be available for issuance without further action by the shareholders unless such action is required by applicable law or the rules of any stock exchange on which the common stock may be listed. The NYSE, on which the common stock is listed, currently requires shareholder approval prior to issuing shares in certain instances, including where the number of shares to be issued would exceed 20% of the number of shares outstanding prior to such issuance.

We have no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized common stock.

We have not proposed the increase in the authorized number of shares of common stock with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. We are not aware of any pending or threatened efforts to acquire control of the Company.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the SEC. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports that they file.

To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 20, 2015 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the SEC’s rules and regulations) by:

•	each person known to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Common Stock	Patrick E. Malloy, III(3)	5,433,331	9.5
Common Stock	Josiah T. Austin(4)	1,990,396	3.5
Common Stock	Walter G. Goodrich(5)	1,218,884	2.1
Common Stock	Robert C. Turnham, Jr.(6)	631,371	1.1
Common Stock	Mark E. Ferchau(7)	201,401	*
Common Stock	Arthur A. Seeligson	69,857	*
Common Stock	Michael J. Killelea	111,814	*
Common Stock	Gene Washington	39,148	*
Common Stock	Michael J. Perdue(8)	51,750	*
Common Stock	Jan L Schott	83,195	*
Common Stock	Stephen M. Straty	26,667	*
Common Stock	Peter D. Goodson	51,006	*
Common Stock	Directors and Executive Officers as a Group (12 persons)(9)	9,908,820	17.2
Common Stock	Invesco Advisors, Inc. (10) 1555 Peachtree Street NE Atlanta, GA 30309	3,044,005	5.3
Series B Convertible Preferred Stock	Patrick E. Malloy, III	70,100	3.1
Series B Convertible Preferred Stock	Robert C. Turnham, Jr.	3,000	*
Series B Convertible Preferred Stock	Gene Washington	1,000	*
Series B Convertible Preferred Stock	Directors and Executive Officers as a Group	74,100	3.2

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Series C Preferred Stock	Josiah T. Austin	60,000	1.4
Series C Preferred Stock	Patrick E. Malloy, III	40,000	1.0
Series C Preferred Stock	Walter G. Goodrich	4,000	*
Series C Preferred Stock	Robert C. Turnham, Jr.	4,000	*
Series C Preferred Stock	Gene Washington	1,450	*
Series C Preferred Stock	Directors and Executive Officers as a Group	109,450	2.4
Series D Preferred Stock	Josiah T. Austin	70,000	1.3
Series D Preferred Stock	Pat E. Malloy, III	40,000	1.0
Series D Preferred Stock	Walter G. Goodrich	4,000	*
Series D Preferred Stock	Robert C. Turnham, Jr.	4,000	*
Series D Preferred Stock	Directors and Executive Officers as a Group	118,000	2.3

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Goodrich Petroleum Corporation, 801 Louisiana, Suite 700, Houston, Texas 77002 and each beneficial owner has sole voting and dispositive power over such shares.

(2)	Based on the following respective total shares outstanding for each class of our equity securities as of March 20, 2015: (i) 57,111,408 shares of our common stock; (ii) 2,250,000 shares of our 5.375% Series B Cumulative Convertible Preferred Stock; 4,400,000 depositary shares, each representing a 1/1000th ownership interest in a share of our 10.00% Series C Cumulative Preferred Stock; and (iv) 5,200,000 depositary shares, each representing a 1/1000th ownership interest in a share of our 9.75% Series D Cumulative Preferred Stock. For purposes of the calculation, the percentage for each director and officer includes that person’s vested options in both the numerator and the denominator.

(3)	Includes the following securities: (a) 5,183,331 shares of common stock held by Mr. Malloy on his own behalf, and (b) exercisable options to purchase 250,000 shares of common stock. Mr. Malloy disclaims beneficial ownership of the shares of common stock owned by his two daughters.

(4)	Includes the following securities: (a) 1,900,790 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, and (b) 89,606 shares of common stock held by Mr. Austin on his own behalf. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 1,900,790 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 89,606 shares of common stock.

(5)	Includes the following securities: (a) 545,350 shares of common stock held by Walter G. Goodrich on his own behalf, (b) 100,000 shares of common stock held by Mr. Goodrich’s wife, (c) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the majority stockholder and exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc., (d) 57,125 shares of common stock held by HGF Partnership; as the sole Managing Partner of HGF Partnership, Walter G. Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership, and (e) exercisable options to purchase 135,000 shares of common stock.

(6)	Includes the following securities: (a) 476,421 shares of common stock held by Mr. Turnham on his own behalf, (b) 29,950 shares of common stock held by Mr. Turnham’s wife, and (c) exercisable options to purchase 125,000 shares of common stock.

(7)	Includes the following securities (a) 177,901 shares of common stock held by Mr. Ferchau on his own behalf, and (b) exercisable options to purchase 23,500 shares of common stock.

(8)	Includes the following securities: (a) 26,750 shares of common stock held by a family trust (which is held in a margin account) of which Mr. Perdue is the trustee, and (b) 25,000 shares held in a personal IRA.

(9)	Includes currently exercisable options to purchase 533,500 shares of common stock.

(10)	Based on Schedule 13G/A filed jointly by these security holders with the SEC on February 3, 2015. Invesco Ltd. reported a total aggregate beneficial ownership of 3,044,055 shares. Invesco Advisers, Inc., Invesco Investment Advisers, LLC and Invesco Powershares Capital Management are subsidiaries of Invesco Ltd. that hold shares reported and are investment advisers registered under the Investment Advisers Act of 1940.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position

Walter G. Goodrich	56	Vice Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	57	President and Chief Operating Officer, Director
Mark E. Ferchau	60	Executive Vice President
Jan L. Schott Michael J. Killelea	46 52	Senior Vice President and Chief Financial Officer Senior Vice President, General Counsel and Corporate Secretary

Walter G. Goodrich’s biographical information may be found under “Proposal No. 1 – Election of Directors”.

Robert C. Turnham, Jr.’s biographical information may be found under “Proposal No. 1 – Election of Directors”.

Mark E. Ferchau became Executive Vice President of the Company in 2004. He had previously served as the Company’s Senior Vice President, Engineering and Operations, after initially joining the Company as a Vice President in 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc. from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

Jan L. Schott has served as our Senior Vice President and Chief Financial Officer since 2010 and currently serves as our Principal Financial Officer. She joined the Company in 2007 as Vice President and Controller. Ms. Schott has over 20 years of experience with the energy industry. Prior to joining the Company, Ms. Schott served in various accounting management positions with Apache Corporation from 1997 to 2007. Ms. Schott was in public accounting with KPMG LLP from 1991 to 1997. Ms. Schott is a certified public accountant.

Michael J. Killelea joined the Company as Senior Vice President, General Counsel and Corporate Secretary in 2009. Mr. Killelea has over 25 years of experience in the energy industry. In 2008, he served as interim-Vice President, General Counsel and Corporate Secretary for Maxus Energy Corporation. Prior to that time, Mr. Killelea was Senior Vice President, General Counsel and Corporate Secretary of Pogo Producing Company from 2000 through 2007. Mr. Killelea held various positions within the law department at CMS Energy Corporation from 1988 to 2000, including Chief Counsel at CMS Oil & Gas Company from 1995 to 2000.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Selected 2014 Business Highlights

2014 was a challenging year for the oil and gas industry. Taking into consideration the deterioration of commodity prices and the subsequent impact on the Company’s financial results and stock price, the management team successfully executed the Company’s strategic plan as indicated below:

•

Increased Oil Production: We increased our annual oil production from 29% in 2013 to 40% of our equivalent production in 2014 and achieved average daily oil production volume growth of 26% for the year, with production volumes growing from an average of 3,665 barrels of oil per day in 2013 to 4,635 barrels of oil per day in 2014.

•

Active Drilling Program: We conducted drilling operations on 29 gross (21 net) wells in 2014, including 22 gross (16 net) wells in the TMS and 6 gross (4 net) Eagle Ford Shale Trend wells in South Texas and we added 23 gross (16 net) wells to production in 2014, of which 17 gross (12 net) were in the TMS, 6 gross (4 net) were in the Eagle Ford Shale Trend.

•

Grew Oil Reserves: Our Crude oil reserves grew to 59% of our total reserves as of December 31, 2014 compared to 19% for the year ended 2013. Our PV-10 also grew 38% to $651 million compared to $472 million at December 31, 2013.

•	Executed Non-Core Divestiture: In December 2014, we closed on the divestiture of certain non-core East Texas assets for a total consideration of $61 million.

2014 Advisory Vote on Executive Compensation

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained majority support for our Say-On-Pay Proposal at the Company’s annual meeting of stockholders held in May 2014, as approximately 69% of stockholders voting on the proposal voted for it. In recognition of these voting results, the compensation committee reviewed the executive compensation programs and policies initiated after the 2013 Say-On-Pay vote and took the following actions: (i) reaffirmed the use of performance shares and the Company’s TSR as a factor in the executive compensation program; (ii) adopted an executive incentive compensation recoupment policy; and (iii) directed management to continue the stockholder outreach program.

Summary of 2014 Executive Compensation

In 2013, the Committee decided to enhance the pay-for-performance component of our compensation program by implementing a new program whereby approximately 50% of executives’ long-term equity based incentives were grants of phantom stock that are tied to the performance of the Company’s stock compared to that of its peers. We believe this program helps further align executive compensation with shareholder interests.

The decline in our stock price had the following direct effects on our executive compensation program:

•	no discretionary bonus was paid to our NEOs for 2014 (however a cash bonus was paid upon the achievement of certain operational targets);

•	no awards of performance shares were issued to our NEOs; and

•	the annual grant of time-vested restricted stock to our NEOs was at a level that was 50% less than our projected target.

As a result of these events, our CEO’s total compensation decreased 57% our NEO’s total compensation decreased an average of 55% year over year.

Stockholder Outreach Program

We continued the stockholder outreach program which was initiated prior to our 2014 Annual Meeting with several productive discussions regarding the results of the changes to executive compensation on 2014 payouts. We invited our top 25 institutional stockholders who collectively represented approximately 52% of our outstanding shares, to a dialogue regarding their views, opinions, and proxy voting guidelines with respect to companies’ executive compensation programs and disclosures. The discussions included topics such as CEO compensation, compensation disclosure, equity award composition and other non-compensation corporate governance issues. The Company intends to continue this outreach program going forward to facilitate continued stockholder input into the Company’s compensation philosophy and governance practices as needed in future years.

Overview of Our Executive Compensation Program

Our continued success is contingent on our ability to recruit, develop, motivate and retain top executive talent with the requisite skills and experience to develop, expand and execute our business strategy. As a result, we seek to deliver fair and competitive compensation for our executive officers by structuring our executive compensation program principally around three goals:

1)	We maintain compensation at competitive market levels, targeting the median of comparative pay of our Peer Group (defined below) for similar positions;

2)	We believe our executive officers should be rewarded for executing performance goals designed to generate returns for our stockholders. As a result, we tie selected elements of our executive compensation program to company performance goals; and

3)	We seek to retain and motivate our executives through a combination of grants of pure time-vested phantom stock and performance awards of phantom stock, each of which vest over three years, commencing on the first anniversary after the grant date. Our CEO and our President are each significant stockholders, and the award of phantom stock grants directly align their interests with those of our stockholders.

Throughout this proxy statement, the individuals who served as our CEO and our Chief Financial Officer during the fiscal year ended December 31, 2014, as well as the other individuals included in the “Summary Compensation Table” are referred to as “Named Executive Officers” or “NEOs.”

Compensation Philosophy and Determination of Targeted Overall Compensation

To assist the Company in developing its compensation philosophy and in establishing targeted overall compensation (i.e., the aggregate level of compensation that we will pay to executives if performance goals are deemed to have been fully met), in 2012, the Compensation Committee engaged Longnecker & Associates (“L&A”) to conduct an independent, third-party study of the compensation of executive management at the Company and at comparable companies and provide analyses, conclusion and recommendations. The Compensation Committee engaged L&A to assist them in the same capacity in 2014. Historically, L&A identifies a group of peer companies to assess the competitiveness of our executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which the Company competes for talent and suggests revisions to the group to be used in connection with compensation decisions. This group of companies is referred to in this proxy statement as the “Direct Peer Group.”

For 2014, L&A considered a combination of the following criteria to identify the companies to be included in the Direct Peer Group: (i) the Company’s 2013 Direct Peer Group; (ii) companies of similar size in the exploration and production industry; and (iii) exploration and production companies in similar regions of operations. L&A further refined its method for determining the Direct Peer Group by focusing on those companies with comparable attributes to the Company, in the following areas: (a) annual revenue performance; (b) assets; (c) net income; (d) market capitalization and (e) enterprise value. The Compensation Committee believed that use of this methodology produced the appropriate Direct Peer Group for comparison. L&A also reviewed the 2013 Direct Peer Group to determine whether any modifications were warranted for 2014 and recommended that in light of the factors discussed above no changes be made to the Direct Peer Group for 2014.

On the advice of L&A the Compensation Committee adopted the following 2014 Direct Peer Group, which consists of 13 U.S. domestic onshore exploration and production companies:

Approach Resources, Inc.	Laredo Petroleum Holdings, Inc.
Bill Barrett Corp.	Oasis Petroleum, Inc.
Carrizo Oil & Gas, Inc.	PDC Energy, Inc.
EV Energy Partners LP	PetroQuest Energy, Inc.
EXCO Resources, Inc.	Penn Virginia Corporation
Forest Oil Corp.	Rosetta Resources, Inc.
Swift Energy Co.

Compensation studies that are limited to a review of peer group proxy statements will cover in detail only those individuals for whom compensation information is disclosed publicly, which generally include only the five most highly compensated officers at each company. As a result, L&A used additional data from other broad compensation surveys to more fully develop targeted overall compensation levels for all of the executive officers. The Compensation Committee does not review the identities of the individual companies or the individuals that are included in these general compensation surveys, however, the companies included in these additional surveys are generally similar to the Company in market capitalization and industry. When making recommendations to the Compensation Committee on targeted overall compensation and its components, L&A employs a blended analysis of compensation information that is comprised 50% of the Direct Peer Group and 50% of the broader energy specific compensation surveys. The use of the term “Peer Group” in this proxy statement refers to this blended analysis of compensation information for 2014. The Committee uses the data from the Peer Group primarily to ensure that our executive compensation program as a whole is competitive, rather than to benchmark any element of our compensation package to a certain level or percentile among our peers.

The Compensation Committee will regularly review and refine the Peer Group as appropriate with input from its executive compensation consultant, if any.

L&A was engaged independently by the Compensation Committee. Whether L&A continues to provide consulting services in the area of executive compensation will be a decision reached independently by the Compensation Committee. L&A performs no consulting services for the Company except in the area of executive compensation. Further, the Compensation Committee is not under any obligation to follow the advice or recommendation of any consultant it chooses to engage. The Compensation Committee evaluated any possible conflict with L&A and determined that there were no conflicts of interest.

Elements of Executive Compensation

After receiving the results of the L&A study and reviewing the Company’s compensation philosophy against the actual practices of the Peer Group, and taking into consideration the feedback received after the 2014 Say-On-Pay Proposal, the Compensation Committee determined that the elements of targeted overall compensation for executive management would continue to include (1) base salary levels that are generally near the median of the Peer Group, (2) an annual bonus plan with payouts (if any) based on achievement of objectives approved by the Board and (3) a combination of long-term equity based incentives in the form of pure time-vested phantom stock grants and performance awards of phantom stock. The Compensation Committee also determined that targeted overall compensation should reflect the approximate median for similar positions as determined through comparison to peer group proxies and independent compensation surveys. L&A determined that for 2013, the total compensation awarded our NEOs, as more fully described below, was approximately108% of the median for similar positions.

Base Salaries. The Company seeks to provide its executive officers with assured cash compensation in the form of a base salary that is generally near the median for similar positions as determined through comparison to peer group proxies and independent compensation surveys as described above. L&A determined that for 2013 our executive base salaries were at approximately 96% of median for similar positions. The base salaries paid to top executive officers during 2014 are shown in the Summary Compensation Table under the “Salary” column. As reflected in the table below, effective January 1, 2015, the Compensation Committee held salaries flat year-over-year. The Compensation Committee expects to continue to review executive base salaries annually and to approve changes as appropriate.

Named Executive Officers	Position	Salaries as of January 1,
		2013 ($)	2014 ($)	2015 ($)
Walter G. Goodrich	Vice Chairman and CEO	478,400	515,000	515,000
Robert C. Turnham, Jr.	President and COO	452,400	486,000	486,000
Mark E. Ferchau	Executive Vice President	353,600	380,000	380,000
Jan L. Schott	Sr. Vice President and CFO	291,200	325,000	325,000
Michael J. Killelea	Sr. Vice President, General Counsel & Corporate Secretary	286,000	307,000	307,000

Incentive Bonus. Incentive bonuses, considered for payment annually as cash compensation, ensure that the executive officers focus on the achievement of near-term goals that are approved by the Board. Bonuses may be earned if the Company achieves its objectives in key performance metrics and executes on strategic achievements as discussed below.

In accordance with the Compensation Committee’s goal of establishing targeted overall compensation at the approximate median of the Peer Group, bonus targets as a percentage of base salary were set near the median for similar positions within the Peer Group. Those targets for 2014 were 150% for the CEO and President, 100% for the Executive Vice President, and 80% for the Senior Vice Presidents. The total amounts received under our incentive bonus plan are composed of both quantitative performance metrics (with potential bonus payout ranging from zero to 120%, with a target bonus payout of 60% of the overall target bonus) and qualitative subjective evaluation (with potential bonus payout ranging from zero to 80%, with a target bonus payout of 40% of the overall target bonus), as explained in more detail below.

Quantitative Performance Metrics.  The Compensation Committee selected the following performance metrics as the relevant financial targets, which the Compensation Committee viewed as consistent with the Company’s 2014 business plan: (1) oil production growth with a target of 25%, (2) oil finding and development costs with a target of $45 per BOE, (3) lease operating expenses (excluding workovers) with a target of $1.00 per mcfe, (4) general and administrative expenses (cash) with a target of $1.10 per mcfe, and (5) EBITDAX with a target of $155 million. The relative weighting target percentages of the five performance metrics were: oil production growth – 20%; oil finding & development costs – 10%; lease operating expenses -5%; general & administrative expenses – 5%; and EBITDAX – 20% for a total of 60% of the total target bonus amount.

Actual Company performance for 2014 was as follows: (1) oil production growth of 26%, (2) oil finding and development costs of $40.73 per barrel, (3) lease operating expenses (excluding workovers) of $1.00 per mcfe, (4) general and administrative expenses (cash) of $0.96 per mcfe, and (5) EBITDAX of $139.3 million. In general, the Company’s performance was at or above the targeted goal for oil production growth, oil finding and development costs, lease operating expenses, and general and administrative expenses, and above the threshold goal for EBITDAX. Accordingly, the Compensation Committee approved bonus payouts for the executives at 63% of the total target bonus amount for the components tied to quantitative performance metrics.

Qualitative Subjective Evaluation.  In 2014, the Compensation Committee established a payout target of 40% of the total bonus amounts to be awarded based on the Compensation Committee’s discretionary and subjective assessment of the Company’s 2014 performance. There was no discretionary bonus award in 2014.

The following reflects the calculation of the actual incentive bonus payout amount:

	Financial Objective Target	2014 Company Performance	Target Percentage of Base Salary	Actual Percentage of Base Salary Payout
Oil Production Growth	25%	26%	20%	22%
Oil Finding & Development Costs	$45/BOE	$40.73/BOE	10%	14%
Lease Operating Expenses	$1.00/mcfe	$1.00/mcfe	5%	5%
General & Administrative Expenses	$1.10/mcfe	$0.96/mcfe	5%	10%
EBITDAX	$155 million	$139.3 million	20%	12%
Discretionary			40%	0%
				63%

The bonuses awarded for the Company’s 2014 performance are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-Term Equity-Based Incentives

The specific objectives of our long-term equity-based compensation plan are to attract, motivate, and retain the services of key employees and enhance a sense of ownership, as well as to encourage those persons to assist in our development, growth and financial success. To align the compensation of our executive officers with the attainment of our business goals and an increase in stockholder value, we currently award grants of phantom stock, which are subject to time-based vesting requirements, as part of our total compensation package. These grants are made pursuant to our 2006 Long-Term Incentive Plan, as amended. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our common stock.

We believe that providing grants of phantom stock focuses the named executives on delivering long-term value to our stockholders, while providing value to the executives in the form of equity awards. A grant of phantom stock offers executives the opportunity to receive shares of our common stock on the date the forfeiture restriction lapses. In this regard, phantom stock serves both to reward and retain executives, as the value of the phantom stock is linked to the price of our common stock on the date the forfeiture restrictions lapses. Our phantom stock awards vest in three equal annual installments beginning one year after the grant date. We believe that these vesting schedules aid us in retaining executives and motivating longer-term performance

We consider the proportion of equity-based incentives to salary and cash incentives when determining the size of grants of phantom stock. In 2014, this proportion was approximately 43% for all of our NEOs. We believe this proportion reflects a correlation between executive compensation and Company performance in both the short and long-term. The Company seeks to grant equity incentive compensation such that total compensation would be competitive with executive officers in similar positions. Historically, the size of these grants was based on a percentage of the NEO’s base salary, however, in 2014 the Compensation Committee was primarily guided by its objective to set targeted overall compensation at the approximate median for similar positions as determined through comparison to peer group proxies and independent compensation surveys when allocating these grants. For 2013, L&A determined that equity incentive compensation granted to our NEOs was at approximately 102% of median for similar positions.

Performance Awards

In response to the feedback from our 2013 Say-On-Pay Proposal, the Compensation Committee decided to enhance the pay-for-performance component of our compensation program by implementing a new program whereby approximately 50% of executives’ long-term equity based incentives were grants of phantom stock that are tied to the performance of the Company’s stock. The Compensation Committee decided to retain some pure time-vested grants of phantom stock because of the value of such grants in retaining executives, but aimed to reduce the proportion of the total equity based incentive awards derived from such grants by half in 2013. The other half of the executives’ equity based incentive award in 2013 was a performance award of phantom stock, where the payout is a function of the Company’s TSR as compared to the TSR of our LTIP Peer Group (defined below). Like pure time-vested phantom stock grants, we believe that performance awards effectively align our executives with the interests of our stockholders on a long-term basis and have retentive attributes. Performance awards also have an additional performance based component that compares our stock price performance with that of our peer companies. Our time-based grants of phantom stock vest over three years in equal installments. Performance based phantom stock is subject to performance criteria in the year of grant which determines the number of shares eligible to vest. Those shares then vest in equal installments over the three-year period following the initial one year performance period, contingent on continued employment by the employee.

LTIP Peer Group. For the 2014 performance awards, the Compensation Committee selected the Thomson Reuters/Jefferies CRB Wildcatters Energy E&P Equity Index (the “WCATI”) as the “LTIP Peer Group.” The WCATI is an equity index designed to serve as a benchmark for small-cap and mid-cap American and Canadian companies that are principally engaged in the exploration and production of natural gas and oil. The WCATI is composed of 51 companies, including the Company and nine of the 13 companies in our Direct Peer Group. The LTIP Peer Group is not limited to the same companies as the Direct Peer Group employed for developing market reference points for executive pay because the companies in that group are those with which we compete for executive talent. Companies in the LTIP Peer Group are principally those companies with which the Company competes to varying extents in the upstream sector.

Payout Matrix. Once our Compensation Committee sets an amount for a NEO’s total phantom stock grant as part of their annual compensation, approximately half of that amount will be granted as pure time-vested phantom stock and the remaining half will be subject to the performance award payout matrix. This allocation is based on the dollar value of the awards on the date of grant. The performance award payout matrix compares the difference, or performance delta, between the Company’s TSR and the TSR of our LTIP Peer Group over the same period of time. We subtract the LTIP Peer Group’s TSR from the Company’s TSR to obtain the performance delta. The payouts of our performance awards run along a spectrum of performance deltas. For example, the threshold performance delta is -10 and produces a payout of 60% of the performance award. The target is a performance delta of zero, meaning that the Company’s TSR performed the same as the LTIP Peer Group’s TSR for the period, and produces a payout of 100%. The maximum payout of 200% is reached when the Company’s TSR outperforms the LTIP Peer Group’s TSR such that the performance delta is 40 or higher. For the 2014 performance awards, the Compensation Committee considered the twelve month period ending

December 1, 2014, for which the performance delta was -32 and resulted in no performance awards being granted. The table below reflects the target and actual payout amounts for our NEO’s 2014 performance awards:

Named Executive Officers	Target Performance Shares	Percent of Target	Actual Performance Share Award
Walter G. Goodrich	208,955	0	0
Robert C. Turnham, Jr.	189,055	0	0
Mark E. Ferchau	144,279	0	0
Jan L. Schott	116,169	0	0
Michael J. Killelea	91,045	0	0

Although the Compensation Committee approached the performance award structure with the objective of awarding approximately half of the total long-term equity-based incentive compensation in performance awards for each of the NEOs, they retained the authority and discretion to diverge from that target. The Committee awarded 50% of the target pure time-vested shares to each NEO. The table below reflects the actual distribution between pure time-vested grants of phantom stock and performance awards for our NEO’s in 2014:

Named Executive Officers	Target Pure Time- Vested Shares	Pure Time-Vested Share Award	Performance Award Shares	% Allocated to Performance Awards
Walter G. Goodrich	208,955	104,478	0	0
Robert C. Turnham, Jr.	189,055	94,527	0	0
Mark E. Ferchau	144,279	72,139	0	0
Jan L. Schott	116,169	58,085	0	0
Michael J. Killelea	91,045	45,522	0	0

Severance Benefits

We have severance agreements with Messrs. Goodrich, Turnham, and Ferchau. Ms. Schott and Mr. Killelea are covered by the Goodrich Petroleum Officer Severance Plan. We believe that the severance payments and other benefits provided under these agreements and the severance plan are appropriate, accounting for the time that is expected to take a separated officer to find another job following a termination that may have been outside of his or her control. Under the agreements and this plan, each officer is eligible for severance payments and other benefits if the officer’s employment is terminated without cause or such officer resigns due to a “change in duties” (as defined in the applicable plan or agreement) following the occurrence of a change of control (each a “Triggering Event”) as described below and under “Potential Payments Upon Termination or Change in Control” of this proxy statement.

•

Without Cause.  Payments and other benefits are provided under the separation agreements and the plan if the officer is terminated without cause. The payments and other benefits provided upon this Triggering Event are intended to ease the consequences to the separated officer of an unexpected termination that under different circumstances would not have occurred and which is beyond the control of the officer.

•

Change in Duties following Change of Control.  Recognizing the importance of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes, we provide payments and other benefits under the separation agreements if an officer is terminated resigns due to a “change in duties” following a change of control. We believe that use of this Triggering Event protects stockholder interests by enhancing employee focus during rumored or actual change of control activity through (1) providing incentives to our officers to remain employed by us despite uncertainties while a transaction is under consideration or pending and (2) assuring severance and benefits for involuntarily or constructively terminated officers.

Other Benefits

In addition to base pay, annual cash incentive, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

•

401(k) Savings Plan.  We have a defined contribution profit sharing 401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match the contributions of our employees to the plan in cash, up to a maximum of 6% of eligible deferrals. Employees are immediately 100% vested in company contributions.

•

Health and Other Welfare Benefits.  Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

•

Perquisites.  We do not provide significant perquisites or personal benefits to our executive officers. To the extent perquisites or other personal benefits are provided, they are determined on an individual basis as appropriate in light of competitive standards and the performance of our executive officers.

Other Matters

Stock Ownership Guidelines

The Board adopted stock ownership guidelines for non-employee directors and named executive officers of Goodrich in September 2013. The guidelines, as described below, are intended to further align the financial interests of our non-employee directors and named executive officers with those of our shareholders.

Officer Stock Ownership Guidelines. The officer stock ownership guidelines provides that our CEO, President and other named executive officers, as set forth in the guidelines or as may otherwise be determined by the Compensation Committee, are expected to hold an amount of stock equal in value to a multiple of three to six times their base salary, depending on their position and responsibilities. Of our named executive officers, our CEO is expected to hold stock equal in value to six times his base salary, our President is expected to hold stock equal in value to five times his base salary, and the other named executive officers are expected to hold an amount of stock equal in value to three times their respective base salaries. Officers to whom the guidelines become applicable in the future are expected to achieve the prescribed holdings within three years of the date on which the guidelines become applicable to them.

Policy on Recovery of Compensation and Clawbacks

In December 2014, the Board adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company’s financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that cause the need for the restatement.

Tax Treatment of Executive Compensation

Compensation payable to our CEO and our three other most highly compensated employees other than our chief financial officer is subject to the limitations of Section 162(m) of the Internal Revenue Code, which limits our ability to deduct compensation in excess of $1,000,000. While the deductibility of compensation is important to us and actions will, when deemed appropriate, be taken to ensure the deductibility of compensation, the Committee has also determined that flexibility in determining the appropriate amount of compensation is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing incentive compensation programs. Accordingly, the Compensation Committee retains the discretion to award compensation that exceeds Section 162(m)’s deductibility limit.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis.” Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Gene Washington, Chairman

Josiah T. Austin

Arthur A. Seeligson

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities. Our NEOs consist of our Chief Executive Officer, Chief Financial Officer, and three of our other most highly compensated executive officers.

Summary Compensation for Year Ended December 31, 2012, 2013 and 2014

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)

Walter G. Goodrich Vice Chairman and Chief Executive Officer	2014	515,000		420,001	486,675	15,600	1,437,276
	2013	478,400		2,100,000	717,600	15,300	3,311,300
	2012	478,400		956,801	861,120	15,000	2,311,321

Robert C. Turnham, Jr. President and Chief Operating Officer	2014	486,000		379,998	459,270	15,600	1,340,868
	2013	452,400		1,900,000	678,600	15,300	3,046,300
	2012	452,400		904,796	814,320	15,000	2,186,516

Mark E. Ferchau Executive Vice President	2014	380,000		289,999	239,400	15,600	924,999
	2013	353,600		1,450,000	353,600	15,300	2,172,500
	2012	353,600		707,201	424,320	15,000	1,500,121

Jan L. Schott Senior Vice President, and Chief Financial Officer	2014	325,000		233,502	163,800	15,600	737,902
	2013	291,200		962,000	232,960	15,300	1,501,460
	2012	291,200	20,000	436,798	279,552	14,700	1,022,550

Michael J. Killelea Senior Vice President, General Counsel and Corporate Secretary	2014	307,000		182,998	154,728	15,600	660,326
	2013	286,000		753,000	228,800	15,300	1,283,100
	2012	286,000		428,999	274,560	14,700	1,004,559

(1)	For 2014, the amounts included in the “Stock Awards” column reflect the aggregate amount of the pure time-vested phantom stock grants.
(2)	The amounts included in the “Stock Awards” column reflect the grant date fair value of the awards under Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, assuming the completion of the service-based vesting conditions to which such awards are subject. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by our NEOs. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2012, 2013 and 2014 included in our Annual Report on Form 10-K.
(3)	The amounts included in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officer’s 401(k) savings plan account. No Named Executive Officer received any perquisites for which the aggregate amount exceeded $10,000.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our NEOs under any plan during 2014, including awards, if any, that have been transferred.

Grants of Plan-Based Awards for Year Ended December 31, 2014

  Estimated Possible Payouts Under

Non-Equity

        Incentive Plan Awards((1))

Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards Number of Shares of Stock or Units((2))	Grant Date Fair Value of Stock and Options Awards
		($)	($)	($)	(#)	($)
Walter G. Goodrich	12/9/2014	386,250	772,500	1,545,000	104,478	420,001

Robert C. Turnham, Jr.	12/9/2014	364,500	729,900	1,458,000	94,527	379,998

Mark E. Ferchau	12/9/2014	190,000	380,000	760,000	72,139	289,999

Jan L. Schott	12/9/2014	130,000	260,000	520,000	58,085	233,502

Michael J. Killelea	12/9/2014	122,800	245,600	491,200	45,522	182,998

(1)	These columns show the potential value of the payout for each NEO under our annual cash incentive plan. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the CD&A.
(2)	On December 9, 2014, the Board granted equity awards under our 2006 Long-Term Incentive Plan to the NEOs in the form of pure time vested phantom stock.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

2006 Long-Term Incentive Plan.

Phantom Stock.  The phantom stock awards vest in one-third increments on each anniversary of the grant date, and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the phantom stock will vest on a change in control of the Company (see the “Potential Payments Upon Termination or Change in Control” section below for definitions). Payment of vested phantom stock may be made in cash, shares of our common stock or any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

Non-Equity Incentive Plan Compensation.

In September 2014, the Committee approved the 2014 performance criteria under our annual cash incentive compensation plan.

For a description of the plan, please see “Compensation Discussion and Analysis – Annual Cash Incentive Awards.”

Salary in Proportion to Total Compensation.  As noted in “Compensation Discussion and Analysis,” we believe that a significant portion of each NEO’s compensation should be in the form of equity awards, principally in the form of phantom stock grants. The percentage of each NEO’s total compensation that was paid and awarded for 2014 in the form of base salary was approximately 36% for each of Messrs. Goodrich and Turnham; 42% for Mr. Ferchau; 45% for Ms. Schott and 48% Mr. Killelea.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our NEOs that were outstanding on December 31, 2014.

Outstanding Equity Awards as of December 31, 2014

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
			($)		(#)		($)(1)
Walter G. Goodrich					38,894	(2)	172,689
	135,000		23.39	12/06/2015	79,635	(3)	353,579
					104,478	(4)	463,882

Robert C. Turnham, Jr.					36,780	(2)	163,303
	125,000		23.39	12/06/2015	72,050	(3)	319,902
					94,527	(4)	419,700

Mark E. Ferchau					28,748	(2)	127,641
	23,500		23.39	12/06/2015	54,986	(3)	244,138
					72,139	(4)	320,927

Jan L. Schott	10,000		21.59	02/12/2015	17,756	(2)	78,837
					36,480	(3)	161,971
					58,085	(4)	257,897

Michael J. Killelea					17,439	(2)	77,429
					28,555	(3)	126,784
					45,522	(4)	202,118

(1)	The market value reported was calculated utilizing our closing stock price on December 31, 2014, the last trading day of the fiscal year, which was $4.44.
(2)	Restricted phantom stock vests on December 11, 2015.
(3)	Restricted phantom stock vests in one-half increments on December 11, 2015 and 2016.
(4)	Restricted phantom stock vests in one-third increments on December 9, 2015, 2016 and 2017.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of restricted phantom stock awards during the fiscal year ended December 31, 2014 on an aggregated basis with respect to each of our NEOs. None of our NEOs exercised a stock option award during 2014.

Stock Vested for the Year Ended December 31, 2014

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)

Walter G. Goodrich	100,571	423,842
Robert C. Turnham, Jr.	93,477	393,871
Mark E. Ferchau	72,398	305,023
Jan L. Schott	45,975	193,758
Michael J. Killelea	41,517	174,804

Potential Payments Upon Termination or Change in Control

The discussion below discloses the amount of compensation and/or other benefits potentially due to Messrs. Goodrich, Turnham, Ferchau and Killelea, and Ms. Schott in the event of a change in control, or a termination of their employment, including, but not limited to, in connection with a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2014, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their respective termination or upon a change in control. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company or upon the change in control of the Company. We believe that change in control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change-of-control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the company without allowing personal considerations to cloud the decision-making process.

Severance Agreement

Each of Messrs. Goodrich, Turnham, and Ferchau has entered into a severance agreement with the Company providing for a cash lump sum payment to each of them in the event of their termination of employment without “cause” or due to a “change in duties,” during the eighteen (18) month period immediately following a “change in control,” or the executive is terminated without cause by the Company at any time (each term as defined below). The amount to which each is entitled is equal to two (2) times his then “current annual rate of total compensation,” to be paid within a ninety (90) day period following the applicable termination of employment, or in the event the executive is a “specified employee” as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive’s termination of employment. The severance agreement also provides for continued health and life insurance coverage under the Company plans (or the equivalent thereof) for each of them through the second anniversary of their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance agreements create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

The severance agreements define “cause” as (1) a material failure to perform expected duties, (2) the commission of fraud, embezzlement, or misappropriation against us, (3) a material breach by the executive of his fiduciary duty, or (4) a conviction of a felony offense or a crime involving moral turpitude.

The executive’s “current annual rate of total compensation” is comprised of the executive’s annual base salary, the annual cash bonus last awarded to the executive prior to the change of control, and the value of the equity-based compensation awards granted to the executive during the twelve (12) months immediately prior to the change of control. All equity awards to be included in this calculation will be valued as of the date of grant.

A “change of control” of the Company will be deemed to have occurred upon the occurrence of the following events: (1) a sale or other transfer of all or substantially all of our assets, (2) our liquidation or dissolution, (3) a person or group becomes the beneficial owner of fifty percent (50%) or more of our voting power, or (4) a merger or consolidation, unless for at least six (6) months after the transaction, we own at least fifty percent (50%) of the total voting power of all the voting securities.

The executives may voluntarily resign upon a “change in duties” upon (1) a reduction in the executive’s duties or responsibilities, (2) a reduction in the executive’s “current annual rate of total compensation” or (3) a change in location of the executive’s principal place of business of more than fifty (50) miles.

Officer Severance Plan

Each of Ms. Schott and Mr. Killelea are covered under the Goodrich Petroleum Officer Severance Plan which provides for a cash lump sum payment to each of them in the event of their termination of employment without “cause” or due to a “change in duties,” during the eighteen (18) month period immediately following a “change in control,” each term as defined below. Prior to any payments under the Officer Severance Plan becoming payable, however, the executive will be required to file a general release in the Company’s favor. The amount to which each is entitled is equal to two (2) times the sum of his annual base salary (defined below) and target bonus amount (defined below), to be paid no later than the ten (10) day period following the executive’s release becoming irrevocable, or in the event the executive is a “specified employee” as defined in Section 409A of the Code at the time of termination, on the first business day following the six (6) month period immediately following the executive’s termination of employment. The severance plan also provides for continued health coverage under the Company plans (or the equivalent thereof) for each of them for up to 18 months from their respective termination of employment date, but only to the extent that the continuation of benefits is exempt from Section 409A of the Code. In the event that payments pursuant to the severance plan create excise taxes for the executive pursuant to Section 4999 of the Code, we will provide the executive with an additional payment solely to compensate them for the additional excise tax payment; the additional payment is not intended to apply to the income, excise or other taxes that such an additional payment may create for the executive.

If either executive incurs an involuntary termination other than following a change in control, then such executive is entitled to receive 50% of the sum of his annual base salary and target bonus amount as well as up to six months of continued health benefits.

A “change in duties” and a “change in control” under the severance plan are defined similarly to a “change in duties” and a “change in control” under our individual severance agreements.

The severance plan defines “cause” as (1) a material failure to perform expected duties, (2) a conviction of a felony offense or a crime involving moral turpitude, or (3) gross negligence or willful misconduct in the performance of duties.

The executive’s annual base salary shall mean the highest rate of base salary in effect during the six-month period ending immediately prior to the change in control or involuntary termination and the executive’s target bonus amount shall mean an amount equal to the product of (i) the Executive’s annual base salary and (ii) the executive’s target bonus percentage for the fiscal year of the Employer immediately preceding the year of termination.

An “involuntary termination” shall mean any termination of the executive’s employment with the Company that results from either (i) termination (whether before, on or following a change of control) by the Company other than for cause; or (ii) upon a change in duties by the executive on or within 18 months following a change of control.

Equity-Based Compensation Plans

In addition, each of Messrs. Goodrich, Turnham, and Ferchau hold stock options granted under the Goodrich Petroleum Corporation 1995 Stock Option Plan (“1995 Plan”), each of which are already vested. Options granted under the 1995 Plan become fully exercisable upon the grantee’s termination of employment with the Company due to death or disability. In addition, the 1995 Plan provides the administrative committee discretion to accelerate options upon a “change in control,” as defined in the 1995 Plan. A “change of control” under the 1995 plan will be deemed to have occurred upon the occurrence of any of the following events: (1) a person or group of persons becomes the beneficial owner of fifty percent (50%) or more of our voting power, (2) a merger where we are not the surviving entity, (3) an election of directors in which more than one-half of our incumbent directors are not reelected, (4) the sale or other transfer of all or substantially all of our assets or (5) our liquidation or dissolution.

The Company maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (“2006 Plan”), under which each of Messrs. Goodrich, Turnham, Ferchau, Ms. Schott and Mr. Killelea have received grants of stock options and/or phantom stock. The terms of the 2006 Plan and related award agreements provide for options to become fully vested and exercisable upon a “change of control” (as defined below) of the Company or upon the grantee’s termination of employment due to death or disability. Phantom stock granted under the 2006 Plan become fully vested upon a change of control of the Company, or upon a grantee’s termination of employment with the Company due to death or disability. A “change of control” of the Company is defined for purposes of the 2006 Plan as a change of control event as defined in the regulations and guidance issued under Section 409A of the Code. Our Committee has the authority to provide for alternative acceleration or exercise treatment for the awards granted pursuant to the 2006 Plan at its discretion, but for purposes of the table below, we have assumed that the executives would receive the treatment of their equity awards as currently noted in the 2006 Plan and their award agreements.

A summary of the possible cash severance payments and continuation of health and life insurance coverage, as well as the accelerated vesting or settlement of the options and phantom stock, are detailed below for each of the named executive officers. The value of all equity awards is based upon the closing price of our stock on December 31, 2014, or $4.44. None of our NEOs held unvested stock options at the end of the 2014 year, thus there is no value associated with accelerated vesting of the stock options in the table below.

Executive	Death or Disability	Change in control followed by a termination without cause or a change in duties	Termination without cause	Change in Control without a Termination of Employment

	($)	($)	($)	($)

Walter G. Goodrich

Cash Severance(1)	-	3,305,202	3,305,202	-

Health and Life Continuation(2)	-	57,904	57,904	-

Accelerated Equity Awards(3)	990,151	990,151	-	990,151

Total	990,151	4,353,257	3,363,106	990,151

Robert C. Turnham, Jr.

Cash Severance(1)	-	3,089,196	3,089,196	-

Health and Life Continuation(2)	-	40,884	40,884	-

Accelerated Equity Awards(3)	902,905	902,905	-	902,905

Total	902,905	4,032,985	3,130,080	902,905

			-

Mark E. Ferchau

Cash Severance(1)	-	2,047,198	2,047,198	-

Health and Life Continuation(2)	-	57,904	57,904	-

Accelerated Equity Awards(3)	692,076	692,076	-	692,076

Total	692,076	2,797,178	2,105,102	692,076

Jan L. Schott

Cash Severance(1)		1,115,920	278,980

Health Continuation(2)		23,615	7,872

Accelerated Equity Awards(3)	498,705	498,705	-	498,705

Total	498,705	1,638,240	286,852	498,705

Michael J. Killelea

Cash Severance(1)		1,071,600	267,900

Health Continuation(2)		40,848	13,616

Accelerated Equity Awards(3)	406,331	406,331		406,331

Total	406,331	1,518,779	281,516	406,331

1.  The total compensation used to determine the amount of cash severance each executive would have been entitled to as of December 31, 2014 is comprised of the following amounts:

a.  Mr. Goodrich: $515,00 in annual salary; $717,600 in bonus, and $420,001 for the value of the previous year’s equity awards

b.  Mr. Turnham: $486,000 in annual salary; $678,600 in bonus, and $379,998 for the value of the previous year’s equity awards

c.  Mr. Ferchau: $380,000 in annual salary; $353,600 in bonus, and $289,999 for the value of the previous year’s equity awards

d.  Ms. Schott: $325,000 in annual salary and $232,960 in target bonus amount.

e.  Mr. Killelea: $307,000 in annual salary and $228,800 in target bonus amount.

2.  The amounts disclosed above for the continuation of health and life insurance were calculated by using the current cost for health and life insurance (if applicable) for each executive as of December 31, 2014 under our current health and life insurance plans. The continuation costs could be more or less than the amounts disclosed above depending on the time of the executive’s actual termination of employment.

3.  The acceleration of equity for each of the executives is comprised of restricted phantom stock for all of the executives pursuant to the 2006 Plan. Amounts disclosed in the table above reflect:

a.  Mr. Goodrich: 223,007 shares of phantom stock.

b.  Mr. Turnham 203,357 shares of phantom stock.

c.  Mr. Ferchau 155,873 shares of phantom stock.

d.  Ms. Schott: 112,321 shares of phantom stock.

e.  Mr. Killelea: 91,516 shares of phantom stock.

Risk Assessment Related to our Compensation Structure

We believe our compensation plans for all employees, including the Named Executive Officers, are appropriately structured and are not reasonably likely to have a material adverse effect on the Company. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We set performance goals that we believe are reasonable in light of past performance and market conditions. We also believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our employees are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our stockholders as a whole. We use phantom stock rather than stock options for equity awards because phantom stock retains value even in a depressed market so that employees’ are less likely to take unreasonable risks to get, or keep, options “in-the-money.” Finally, the time-based vesting over three years for our long-term incentive awards, even after achievement of any performance criteria, ensures that our employees’ interests align with those of our stockholders for the long-term performance of the Company.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

Each member of the Audit Committee is an “independent” director and “financially literate” as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board has designated Mr. Perdue, the Chairman of the Audit Committee, as an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and our independent auditors;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as amended;

•

received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence and has discussed with the independent accounting firm its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee of the Board of Directors,

Michael J. Perdue, Chairman

Arthur A. Seeligson

Peter D. Goodson

Audit and Non-Audit Fees

Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2013. The following table shows the fees billed to us related to the audit and other services provided by Ernst & Young LLP for 2012 and 2013.

	2013	2014
Audit Fees(1)	$1,574,000	$1,259,400
Audit Related Fees(2)	22,000	—

Total Audit and Audit Related Fees	$1,596,000	$1,259,400
Tax Fees	—	—
All Other Fees(3)	—	—

Total Fees	$1,596,000	$1,259,400

(1)	Audit fees are fees we paid to Ernst & Young LLP in 2013 and 2014 for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2013 and 2014, audit fees included the audit of consolidated financial statements and audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, Section 404 (“SOX”).

(2)	Other pre-approved audit projects.

(3)	No other fees for professional services were paid to Ernst & Young LLP with respect to the fiscal years ended December 31, 2013 or 2014, respectively.

Audit Committee Pre-Approval Policy

All services to be performed for the Company by Ernst & Young LLP must be pre-approved by the Audit Committee or a designated member of the Audit Committee, as provided in the committee’s charter. All services provided by Ernst & Young LLP in fiscal year 2014 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Governance Practices

General

Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Copies of these documents are available on our website at www.goodrichpetroleum.com/about.us/corporate.governance.htm and are also available in print, free of charge, to any stockholder who requests them.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at www.goodrichpetroleum.com/pdf/CorporateGovernanceGuidelines.pdf.

Among other things, the Corporate Governance Guidelines address the following matters:

•	director qualification standards,

•	director responsibilities,

•	director access to management and independent advisors,

•	director compensation,

•	director orientation and continuing education,

•	management succession, and

•	annual performance evaluations of our Board.

Corporate Code of Business Conduct and Ethics

Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at

www.goodrichpetroleum.com/pdf/CodeofBusinessConductandEthics.pdf.

Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

Board Size; Director Independence

Our Board consisted of ten members until the passing of Mr. Henry Goodrich, Chairman-Emeritus of our Board, in March 2014. In May 2014, the Board resolved to reduce the size of our Board to nine members. Of the current nine directors, three are currently seeking re-election at the Annual Meeting.

In determining director independence, the Nominating and Corporate Governance Committee reviews the relationships between the Company and each director and reports the results of its review to the Board. The Board uses this information to aid it in making its determination of independence. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits – or has the potential to impair or inhibit – a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between the Company and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE and SEC rules as in effect from time to time.

Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and affirmatively has determined that all directors are independent directors except Mr. Walter G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company; and Mr. Patrick E. Malloy, III, whose company is involved in several transactions with the Company.

The chart below describes the basis for the Board’s determination that the director is independent. Although service as a director of another company alone is not a material relationship that would impair a director’s independence, those relationships have been reviewed and are set forth below.

Director	Relationships Considered	Determination Basis
Josiah T. Austin	Managing Member, El Coronado Holdings, L.L.C. Director, Novogen LTD Protea Biosciences Group Inc.	Independent
Peter D. Goodson	Operating Partner of Dubilier & Co., Lead Member of the Mekong Capital Advisory Board, a Vietnamese private equity firm	Independent
Gene Washington	Director, GP Strategies	Independent
Patrick E. Malloy, III	President and CEO, Malloy Enterprises, Inc. President, Malloy Energy Company, LLC	Not Independent See “Transactions With Related Persons”
Michael J. Perdue	President, PacWest Bancorp President, Pacific Western Bank	Independent
Walter G. Goodrich	Vice Chairman, CEO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company
Arthur A. Seeligson	Managing Partner of Seeligson Oil Company, Ltd.	Independent
Stephen M. Straty	America’s Co-Head of Energy Investment Banking Jefferies & Company, Inc.	Independent
Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Board Meetings, Annual Meeting Attendance

Our Board held five meetings during the fiscal year ended December 31, 2014. Each director attended at least 75% of the meetings of the Board and the committees of which each is a member. We do not have a formal policy regarding director attendance at Board meetings. However, our Board must consider a director’s history of attendance at Board and committee meetings as well as the director’s participation in such meetings when considering the director for re-nomination to our Board.

We believe that there are benefits to having members of our Board attend the annual meetings of our stockholders. From time to time, however, a member of our Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, our Board has decided that director attendance at annual meetings should be strongly encouraged, but not required. In 2014, all of our directors attended the annual meeting in person.

Executive Sessions and Presiding Director

To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE.

Limitation on Public Company Board Service

To ensure that each director is able to devote sufficient time to performing his or her duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee. In addition, the Audit Committee’s Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

Chairman and Chief Executive Officer

Currently, our Board has determined that it is most appropriate for us at this time to separate the roles of Chairman and Chief Executive Officer in order to enhance corporate governance and management oversight. The Board believes that a board leadership structure in which the Chairman and Chief Executive Officer positions are separated is most appropriate for the Company because it separates the leadership of the Board from the day-to-day leadership of the Company. The Board believes that a separate Chairman better positions the Board to evaluate the performance of management and more efficiently facilitates the communication of the views of the directors. However, we do not currently have a formal policy regarding the separation of the roles of the Chairman and Chief Executive Officer. We believe that companies should be allowed the discretion to determine based on the facts and circumstances when it may be appropriate to combine the roles with adequate justification. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman.

Patrick E. Malloy, III serves as Chairman of the Board. Mr. Malloy possesses a deep understanding of the Company and our business and industry, which puts him in the best position to lead our Board. The Chairman is charged primarily with:

•	presiding over meetings of our Board and stockholders;

•

establishing an agenda for each Board meeting in collaboration with our Chief Executive Officer and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items;

•	facilitating and coordinating communication among the non-management directors and our Chief Executive Officer and an open flow of information between management and our Board;

•	providing assistance to our Chief Executive Officer by attending selected internal business management meetings and meeting with our Chief Executive Officer as necessary;

•	coordinating the periodic review of management’s strategic plan;

•	working with management on effective stockholder communication; and

•	performing such other duties and services as our Board may require.

Our Board’s Role in Risk Oversight

Our Board generally administers its risk oversight function through the board as a whole. Our Chief Executive Officer, who reports to the Board, and the other executives named in this proxy statement, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from our Chief Financial Officer and our Controller, and reviews our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors. In addition, our Hedging Committee assists management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production.

Annual Board Evaluation

The Nominating and Corporate Governance Committee is responsible for the Board evaluation process. Following the end of each fiscal year, the Nominating and Corporate Governance Committee requests that the Chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board’s and management’s performance each fiscal year.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

Director Qualifications

When identifying prospective director nominees, our Board, with assistance from the Nominating and Corporate Governance Committee, considers the following:

•	the prospective nominee’s reputation, integrity and independence;

•

the prospective nominee’s skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination; and

•	the number of other public companies for which the prospective nominee serves as a director and the availability of the prospective nominee’s time and commitment to us.

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business. The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for us.

In the case of directors being considered for reelection, our Board also takes into account the director’s history of attendance and participation at Board and committee meetings, and the director’s tenure as a member of our Board.

Director Nominations

In connection with its governance function, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends those individuals for election as directors, either at the annual meeting of stockholders or to the Board to fill any vacancies. When the need to fill a vacancy arises, the Nominating and Corporate Governance Committee solicits recommendations from existing directors and from senior management. These recommendations are considered along with any recommendations made by stockholders.

The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Communications with our Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation

801 Louisiana Street, Suite 700

Houston, Texas 77002

Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be reported by going to goodrichpetroleum.silentwhistle.com or by calling the (toll-free) hotline number 1-877-874-8416.

Standing Committees of our Board

Committee Composition

The following table lists our five Board committees and the directors who currently serve on them.

Director Name	Executive Committee	Nominating & Corporate Governance Committee	Hedging Committee	Audit Committee	Compensation Committee
Patrick E. Malloy, III	X		X
Walter G. Goodrich	X		X
Peter D. Goodson		X		X
Arthur A. Seeligson	X			X	X
Michael J. Perdue				Chair
Gene Washington		Chair			Chair
Josiah T. Austin			X		X
Stephen M. Straty		X

X	Member

Executive Committee

The Executive Committee is delegated the authority to approve any actions that our Board can approve, except to the extent restricted by law or by our Amended and Restated Certificate of Incorporation or Bylaws, as amended. Although the Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2014, it took action through unanimous written consent throughout the year.

Hedging Committee

The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production. Although the Hedging Committee did not hold any formal meetings during the fiscal year ended December 31, 2014, it took action through unanimous written consent throughout the year.

Audit Committee

Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

•	overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	overseeing our compliance with legal and regulatory requirements;

•

overseeing the qualifications, independence and performance of the independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for us;

•	overseeing the effectiveness and performance of our internal audit function;

•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;

•

providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	producing the Audit Committee Report for inclusion in our annual proxy statement; and

•	performing such other functions our Board may assign to the Audit Committee from time to time.

A copy of our Audit Committee Charter can be viewed on our website at

www.goodrichpetroleum.com/pdf/AuditCommitteeCharter.pdf.

In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, annually reviews the independent auditor’s independence and quality control procedures, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

Our Board has determined that each member of the Audit Committee is independent under the SEC’s rules and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE. Based on Mr. Perdue’s business experience, which is described in more detail under “Proposal No. 1-Election of Directors — Director Nominees,” our Board has determined that he qualifies as an “audit committee financial expert” under the SEC’s rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

During the fiscal year ended December 31, 2014, the Audit Committee held eight meetings, including quarterly meetings, as well as took action through unanimous written consent throughout the year.

Compensation Committee

Pursuant to its charter, our Compensation Committee’s duties include, among other things, the responsibility to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;

•

review and discuss with the Company’s management, the Compensation Discussion and Analysis (“CD&A”) to be included in the proxy statement for our annual meeting of stockholders and to determine whether to recommend to the Board that the CD&A be included in the proxy statement;

•	produce an annual report of the Compensation Committee for inclusion in our proxy statement for our annual meeting of stockholders;

•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

A copy of our Compensation Committee Charter can be viewed on our website at

http://www.goodrichpetroleum.com/pdf/CompensationCommitteeCharter.pdf.

In connection with these purposes, the Compensation Committee reviews corporate goals and objectives relevant to our compensation. In addition, the Compensation Committee reviews our compensation and benefit plans to ensure that they meet these corporate goals and objectives. In consultation with our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our long term incentive and other benefit plans, and adopting and changing our major compensation policies and practices.

Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2014, the Compensation Committee held four meetings as well as took action through unanimous written consent throughout the year.

Nominating and Corporate Governance Committee

Pursuant to its charter, the Nominating and Corporate Governance Committee’s duties include, among other things, the responsibility to:

•	develop and recommend to the Board a set of corporate governance principles and practices and assist the Board in implementing these principles and practices;

•

assist the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	advise the Board about the appropriate composition of the Board and its committees;

•	direct all matters relating to the succession of our Chief Executive Officer;

•	lead the Board in its annual review of the performance of the Board and its committees; and

•	perform other such functions as the Board may assign to the Nominating and Corporate Governance Committee, in serving the corporate governance function, from time to time.

A copy of our Nominating and Corporate Governance Committee Charter can be viewed on our website at www.goodrichpetroleum.com/pdf/Nominating CorporateGovernanceCommitteeCharter.pdf.

In connection with these duties, the Nominating and Corporate Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation and Bylaws and our Corporate Governance Guidelines, assesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to our Board, and actively involves itself in our succession planning.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2014, the Nominating and Corporate Governance Committee held one meeting as well as took action through Unanimous Written Consent throughout the year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised of Messrs. Washington, Austin and Seeligson. During the fiscal year ended December 31, 2014, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or (3) had any relationship requiring disclosure under the rules and regulations of the SEC.

During the fiscal year ended December 31, 2014, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board; (2) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

TRANSACTIONS WITH RELATED PERSONS

Transactions Involving Directors and Executive Officers

Related Person Transactions with Patrick E. Malloy, III

MEC Transaction.  Patrick E. Malloy, III, Chairman of the Board of Directors of our company is a principal of Malloy Energy Company, LLC (“MEC”). MEC owns various small working interests in the Bethany Longstreet field for which we are the operator. In accordance with industry standard joint operating agreements, we bill MEC for its share of capital and operating cost on a monthly basis. As of December 31, 2014 and 2013, the amounts billed and outstanding to MEC for its share of monthly capital and operating costs were both less than $0.1 million and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by MEC to us in the month after billing and is current on payment of its billings.

We also serve as the operator for a number of other oil and natural gas wells owned by affiliates of MEC in which we will earn a working interest after payout. In accordance with industry standard joint operating agreements, we bill the affiliates for its share of the capital and operating costs of these wells on a monthly basis. As of December 31, 2014 and 2013, the amounts billed and outstanding to the affiliate for its share of monthly capital and operating costs were both less than $0.3 million and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by the affiliate to us in the month after billing and the affiliate is current on payment of its billings.

Compensation Arrangement.  The compensation Mr. Malloy receives for his service in the capacity as Chairman of the Board is determined by the Compensation Committee. In accordance with his June 1, 2013 Director Compensation Agreement, Mr. Malloy received annual cash compensation of $500,000 and a phantom stock award of 105,708 shares, with a grant date value of approximately $500,000.

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been put before the Board at the recommendation of management. In March 2007, the Board adopted a formal written policy for approving related person transactions, which was slightly modified as described below, in May 2011.

Introduction

The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a policy that requires the following in connection with all related person transactions involving the Company.

Any “Related Person Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction is approved by the disinterested members of the Board of Directors; or

3.	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

1.	a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director;

2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates);

3.	a person who is an immediate family member of a senior officer or director; or

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For these purposes, a “Related Person Transaction” is a transaction between us and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than:

1.	transactions available to all employees generally; or

2.	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Person Transactions. Management shall present any proposed Related Person Transactions to the Committee for review prior to consummation of the transaction. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions.

Corporate Opportunity

The Board recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to us, either directly or via referral. An example is a potential property acquisition which could become available to us. Before such opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), such opportunity shall be presented to the Board of Directors for consideration. The intent is for members of management, directors, or employees who become aware of opportunities (such as potential acquisitions) in an area in which we are currently active to present those opportunities to us before the individual is free to pursue it in his personal capacity. For example, through his/her contacts Director X becomes aware of a land acquisition in the Haynesville Shale, and knows this is something that we might also be interested in buying. Thus, before he/she can buy the land or lease the property, he/she must put it before the Board and we must pass on the opportunity before Director X may take action.

Disclosure

All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Audit Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors.

Other Agreements

Management shall assure that all Related Person Transactions are approved in accordance with any requirements of the Company’s financing agreements.

DIRECTOR COMPENSATION

General

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2014. Directors who are our full-time employees receive no compensation for serving as directors

Director Compensation for Year Ended December 31, 2014

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
		($)	($)	($)	($)

Josiah T. Austin	2014	9,000	175,000	-	184,000

Peter Goodson	2014	14,000	175,000		189,000

Patrick E. Malloy, III	2014	500,000	500,000		1,000,000

Michael J. Perdue	2014	83,100	124,900	-	208,000

Arthur A. Seeligson	2014	66,100	124,900	-	191,000

Stephen M. Straty	2014	31,120	149,880	-	181,000

Gene Washington	2014	97,480	100,020	-	197,500

(1)	No director had any outstanding stock awards at year-end 2014 except Mr. Malloy, who had 142,040 shares of phantom stock. On December 1, 2014, the Committee awarded Mr. Malloy 105,708 shares of phantom stock per the terms of his compensation agreement. Please see “Transactions with Related Persons” for a brief description of the compensation arrangements. The amounts included in the “Stock Awards” column reflect the grant date fair value of each director’s award as computed in accordance with the Topic 718 of the Codification. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2012, 2013 and 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Retainer / Fees

Each non-employee director received the following compensation in 2014:

•

cash retainers of $20,000 for the Chairman of the Audit Committee, $7,500 for the Chairman of the Compensation Committee and $5,000 for the Chairman of the Nominating and Corporate Governance Committee;

•	a meeting fee of $1,000 for each Board meeting attended in person or via teleconference and $1,000 for each committee meeting attended in person or via teleconference; and

•	annual director compensation of $175,000 of which each director received a minimum of $100,000 in Goodrich common stock and the remaining balance could be received in either equity or cash.

Each non-employee director received the following compensation in 2013:

•

cash retainers of $20,000 for the Chairman of the Audit Committee, $7,500 for the Chairman of the Compensation Committee and $5,000 for the Chairman of the Nominating and Corporate Governance Committee;

•	a meeting fee of $1,000 for each Board meeting attended in person or via teleconference and $1,000 for each committee meeting attended in person or via teleconference;

•	an annual cash retainer fee of $40,000; and

•	an annual equity grant of 6,000 shares of common stock.

Non-Employee Director Stock Ownership Guidelines

In September, 2013, the Board approved stock ownership guidelines for the Company’s non-employee directors based upon the belief that stock ownership guidelines further align the interests of the Company’s non-employee directors with those of the Company’s stockholders. These guidelines provide that each non-employee director is generally expected to accumulate and hold a number of shares of the Company’s common stock at least equivalent to the value of three times the annual cash retainer received by the director for his or her service as a director. The non-employee directors are required to accumulate within either three years after the later of (1) the date each non-employee director joins the Board, or (2) the date the guidelines were approved and made effective, whichever date last occurs.

Other Arrangements

Please refer to the section “Transactions with Related Persons” for details regarding the compensation agreements between the Company and Mr. Malloy.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to the SEC’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2016 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 no later than December 4, 2015 to be eligible for inclusion in our proxy materials.

In addition to the SEC’s rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business for our 2016 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 at least 90 days prior to the anniversary date of the 2015 Annual Meeting. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2016 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than February 5, 2016.

For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the SEC’s rules and regulations and any other law. For any other business that a stockholder desires to bring before our 2016 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

•	a representation that the stockholder intends to appear in person or by proxy at our 2016 Annual Meeting of Stockholders to bring the proposed business before the meeting

Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. These requirements are separate from, and in addition to, the SEC’s rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2016 Annual Meeting of Stockholders.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•

Our main Internet site, located at www.goodrichpetroleum.com. A link to our investor relations site can be found at www.goodrichpetroleum.com/investor.relations. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.

•

You may read and copy the proxy statement at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website located at www.sec.gov.

•

To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at www.goodrichpetroleum.com/investor.relations.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 5, 2015

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report are available at

http://www.RRDEZProxy.com/2015/GoodrichPetroleum

ANNEX A

Third Amendment

to the

Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan

WHEREAS, Goodrich Petroleum Corporation (the “Company”) maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of May 5, 2015, as follows:

1.	Section 4(a) is amended to read as follows:

“(a)	Shares Available. Subject to adjustment as provided below, the number of Shares that may be delivered with respect to Awards granted under the Plan, including Shares already delivered with respect to past awards, is 7,025,000. Shares tendered, withheld or “netted” by the Company to satisfy its tax withholding obligations or the exercise price with respect to an Award shall not be available for delivery under other Awards granted under the Plan. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares (the grant of shares of Restricted Stock that are subsequently forfeited shall not be considered to have been “delivered” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination, cancellation or settlement in cash, shall again be Shares that may be delivered with respect to Awards granted under the Plan.”

2.	Section 10 is amended to read as follows:

“No Award shall be granted under the Plan after May 5, 2025. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such Plan termination date, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.”

Except as amended hereby, the Plan shall continue in full force and effect and the Plan and this Third Amendment shall be read, taken and construed as one and the same instrument.

Executed effective for all purposes as provided above; provided, however, if this Third Amendment is not approved by the stockholders of the Company at the 2015 Annual Meeting of Stockholders, this Third Amendment shall not become effective.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Walter G. Goodrich
Name:	Walter G. “Gil” Goodrich
Title:	Vice Chairman and Chief Executive Officer

GOODRICH PETROLEUM CORPORATION

2006 LONG-TERM INCENTIVE PLAN

SECTION 1.    Purpose of the Plan.

The Goodrich Petroleum Corporation Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), by providing a means by which Employees, Consultants and Directors may acquire or increase their equity interest in the Company and may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, or SAR.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Change of Control” shall mean a change of control event as defined in the regulations and guidance issued under Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.

“Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company or a Subsidiary or a parent corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the last reported sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, or operating unit: oil and/or gas reserves, production volumes, finding and development costs, net income (either before or after interest, taxes, depreciation and/or amortization), revenue, operating earnings, cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, productivity, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6(d) of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture, is subject to restrictions or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company and such other securities or property as may become the subject of Awards under the Plan.

“Stock Payment” means a payment in the form of Shares.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company or its parent, as defined in Section 424 of the Code.

SECTION 3.    Administration.

(a)	The Committee.

The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in paragraph (c) of this Section 3), as applicable.

(b)	Committee Powers.

A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

(c)	Delegation to a Subcommittee.

The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.

SECTION 4.    Shares Available for Awards.

(a)	Shares Available.

Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 2,000,000. If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered or withheld by the Company to satisfy tax withholding, exercise price or other payment obligations shall not be available for issuance under future Awards.

(b)	Sources of Shares Deliverable Under Awards.

Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c)	Adjustments.

In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)	Individual Participant Limits.

Subject to adjustment pursuant to the above paragraph (c), “Adjustments,” the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any calendar year shall not exceed 500,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year shall not exceed $2,000,000.

SECTION 5.    Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.

SECTION 6.    Awards.

(a)	Options.

Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(1) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

(2) Time and Method of Exercise.  The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.

(3) Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b)	Restricted Stock.

Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards. However, except as provided in Section 6(b)(3) with respect to waivers, (i) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based on the achievement of Performance Criteria shall not be less than one year and (ii) the minimum Restricted Period for a Restricted Stock Award the vesting of which is based solely on the passage of time shall not be less than three years.

(1) Dividends.  Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement.

(2) Registration.  Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(3) Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(4) Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

(c)	Performance Awards.

The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals, length of service or other specified criteria during such period as the Committee shall establish with respect to the Award. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.

(1) Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the goals or criteria to be achieved during any period, the length of any performance period and the amount of any Performance Award.

(2) Payment of Performance Awards.  Performance Awards shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

(3) Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable period, all Performance Awards shall be forfeited by the Participant and re-acquired by the Company. The Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the

Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(d)	Phantom Shares.

The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

(1) Terms and Conditions.  Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

(2) Dividend Equivalents.  Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(3) Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, upon or in connection with a Qualifying Event, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.

(4) Payment of Phantom Shares.  Phantom Shares may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the Restricted Period, or at such later deferral date elected by the Participant, in accordance with procedures established by the Committee with respect to such Award.

(e)	SARs.

The Committee shall have the authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.

(1) Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

(2) Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(3) Method of Payment. The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.

(f)	Stock Payments.

Stock Payments may be made to Directors, Employees and Consultants in such number of Shares and may be based upon such criteria as may be determined to be appropriate by the Committee in its discretion.

(g)	General

(1) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(2) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

(C) To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve.

(3) Terms of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(4) Share Certificate.  All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(5) Consideration for Grants.  Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(6) Delivery of Shares or other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

(h)	Performance Based Compensation.

The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(1) Amendments to the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under the Plan, except as provided in Section 4(c) of the Plan. Notwithstanding the foregoing, the Plan may not be terminated with respect to an Award that is subject to Section 409A unless such termination would not result in the Award becoming subject to the additional tax under Section 409A.

(2) Amendments to Awards.  Subject to Paragraph (1) above and Section 3(b), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or a Change of Control, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION 8.    General Provisions.

(a)	No Rights to Awards.

No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Tax Withholding.

The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.

(c)	No Right to Employment or Retention.

The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

(d)	Change of Control; Unusual Transactions or Events.

In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, or a Change of Control and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(1) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(d) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(2) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(3) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(4) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(5) To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, an Award that is subject to 409A of the Code may only be paid upon a Change of Control to the extent such payment would not be subject to the additional tax provided by Section 409A.

(e)	Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

(f)	Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)	Other Laws.

The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the

Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

(h)	No Trust or Fund Created.

Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

(i)	No Fractional Shares.

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j)	Headings.

Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

SECTION 9.    Effective Date of Plan.

The Plan shall become effective as of the date it is approved by the Board, provided it is subsequently approved by the stockholders of the Company within 12 months of such date. No Awards may become vested and no Shares may be issued under the Plan prior to the date the Plan is approved by the shareholders and, if not approved by the shareholders within such 12-month period, all Awards then outstanding shall automatically be forfeited without payment and the Plan shall terminate.

SECTION 10.    Term of the Plan.

No Award shall be granted under the Plan after the 10th anniversary of the date this Plan was first adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

☐                         ¢

GOODRICH PETROLEUM CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR

THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 5, 2015

The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at The Coronado Club located at 919 Milam Street, Suite 500, Houston, Texas 77010, on May 5, 2015 at 11:00 a.m. Central Daylight Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5. STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

¢ 1.1	(Continued and to be signed on the reverse side)	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

GOODRICH PETROLEUM CORPORATION

May 5, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.RRDEZProxy.com/2015/goodrichpetroleum

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

  ¢    20330303003000000000  4                                                              050515

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, AND

A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class II Directors:		NOMINEES:

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.

3. Approve, on an advisory basis, the compensation of our Named Executive Officers.

					☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Patrick E. Malloy, III O Walter G. Goodrich O Michael E. Perdue			FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Approve the Third Amendment to the Company’s amended 2006 Long-Term Incentive Plan (the “2006 Plan”), and reapprove the material terms of the 2006 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
				5. Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

GOODRICH PETROLEUM CORPORATION

May 5, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.RRDEZProxy.com/2015/goodrichpetroleum

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

  ¢     20330303003000000000  4                                                                      050515

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, AND

A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Class II Directors:		NOMINEES:

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.

3. Approve, on an advisory basis, the compensation of our Named Executive Officers.

					☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Patrick E. Malloy, III O Walter G. Goodrich O Michael E. Perdue			FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Approve the Third Amendment to the Company’s amended 2006 Long-Term Incentive Plan (the “2006 Plan”), and reapprove the material terms of the 2006 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
				5. Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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